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                                                                     EXHIBIT (j)

                       CONSENT OF INDEPENDENT ACCOUNTANTS
                       ----------------------------------



We hereby consent to the incorporation by reference in this Registration Statement on Form N-1A of our reports dated February 14, 2004, relating to the financial statements and financial highlights which appear in the December 31, 2003 Annual Reports to Shareholders of Multi-Cap Growth, Small Company Growth, Small Company Value, Capital Appreciation, Deep Value, Equity, Equity Income, Growth, Growth and Income, International Growth, Global Socially Responsive, Mergers and Acquisitions, Managed, High-Yield Bond, Short Duration Bond and Total Return Portfolios (constituting Enterprise Accumulation Trust), which are also incorporated by reference into the Registration Statement. We also consent to the references to us under the headings "Financial Highlights" and "Independent Accountants" in such Registration Statement.



/s/ PRICEWATERHOUSECOOPERS LLP

PricewaterhouseCoopers LLP

Baltimore, Maryland
April 23, 2004